Exhibit 99.1

Speedus Corp. Announces Voluntary Filing of Form 15 to Suspend SEC Reporting Obligations

Plans to Continue to Provide Financial Information and Company Updates Through Web Site

FREEHOLD, NJ (February 16, 2011): Speedus Corp. (OTCQB: SPDE) today announced the voluntary filing of a Form 15 with the Securities and Exchange Commission (the "SEC"). Speedus filed the Form 15 with the SEC today in order to effect a termination of the registration of its common stock under the Securities Exchange Act of 1934. Upon the filing of the Form 15, Speedus’ obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, was suspended.

The Company’s Board of Directors has approved this action, which the Company is taking to reduce the substantial legal, accounting and other expenses, including Sarbanes-Oxley Act costs, associated with reporting compliance and to make those savings available for continued operation of the business.

The Company expects that shareholders will be able to continue to trade the outstanding common shares of Speedus, and the Company intends to continue to maintain a public listing on the OTC Pink Sheets market or other exchange as it may determine appropriate.

Speedus currently intends to continue to provide financial information and updates regarding the Company on its web site, www.speedus.com, as well as through other distribution methods it may identify, and to stockholders directly upon written request.

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Statements contained herein that are not historical facts, including but not limited to statements about the Company's product, corporate identity and focus, may be forward-looking statements that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, the continuing development of the Company's sales, marketing and support efforts.